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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Investors Financial Services Corp. on Form S-8 of our reports dated February 28, 2005, relating to the financial statements of Investors Financial Services Corp., (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption effective October 1, 2003, of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51") and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 28, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM